UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     In connection with the underwritten offering of the common stock of NiSource Inc. (the “Company”) disclosed in Item 8.01 below, the Company entered into two letter agreements, dated September 8, 2010 and September 9, 2010, respectively, with Credit Suisse International (such letter agreements, collectively, the “Forward Agreement”) relating to the forward sale by the Company of a number of shares of its common stock equal to the number of shares of common stock to be borrowed and delivered to the underwriters named in the Terms Agreement referred to in Item 8.01 below (the “Underwriters”) by Credit Suisse Securities (USA) LLC, as agent for Credit Suisse International. Settlement of the Forward Agreement is expected to occur no later than approximately two years following the date of the Terms Agreement. Subject to certain exceptions, the Company may elect cash or net share settlement for all or a portion of its obligations under the Forward Agreement. Upon any physical settlement of the Forward Agreement, the Company will deliver shares of its common stock in exchange for cash proceeds at the forward sale price, which initially is $15.9638 and is subject to adjustment as provided in the Forward Agreement.
     The letter agreements comprising the Forward Agreement, filed herewith, are incorporated by reference herein.
Item 8.01. Other Events.
     On September 8, 2010, the Company entered into a Terms Agreement (the “Terms Agreement”) with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters and, in the case of Credit Suisse Securities (USA) LLC, as agent (in such capacity, the “Forward Seller”) for Credit Suisse International (the “Forward Purchaser”), and subsequently filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement relating to the sale by the Underwriters of 21,100,000 shares of the Company’s common stock, par value $0.01 per share, under the Company’s and NiSource Finance Corp.’s Registration Statement on Form S-3 (File Nos. 333-148239 and 333-148239-01), that were borrowed and delivered to the Underwriters by the Forward Seller. The Terms Agreement incorporates by reference an Underwriting Agreement, dated December 1, 2009, of the Company with respect to certain securities, including the Company’s common stock, that the Company filed with the Commission on December 4, 2009 as an exhibit to its Current Report on Form 8-K. On September 9, 2010, the Underwriters exercised an option to purchase an additional 3,165,000 shares of the Company’s common stock to cover over-allotments. Such additional shares of common stock also were borrowed and delivered to the Underwriters by the Forward Seller. The offering of the Company’s common stock by the Underwriters closed on September 14, 2010.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

1.1	Terms Agreement, dated September 8, 2010, among NiSource Inc. and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein

1.2	Letter agreement, dated September 8, 2010, between NiSource Inc. and Credit Suisse International

1.3	Letter agreement, dated September 9, 2010, between NiSource Inc. and Credit Suisse International

5.1	Opinion of Schiff Hardin LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: September 14, 2010	By:	/s/ David J. Vajda David J. Vajda
Vice President and Treasurer

Exhibit Index

Exhibit
No.	Description
1.1	Terms Agreement, dated September 8, 2010, among NiSource Inc. and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein

1.2	Letter agreement, dated September 8, 2010, between NiSource Inc. and Credit Suisse International

1.3	Letter agreement, dated September 9, 2010, between NiSource Inc. and Credit Suisse International

5.1	Opinion of Schiff Hardin LLP